BEAR STEARNS


BEAR. STEARNS SECURITIES CORP.

                                                                 245 PARK AVENUE
                                                        NEW YORK, NEW YORK 10167
                                                                  (212) 272-2000


Triad Financial, Inc.
390 North Broadway
Jericho, NY 11753

         RE:      AGREEMENT FOR SECURITIES CLEARANCE SERVICES

Gentlemen:

     This Agreement sets forth the terms and conditions under which Bear, Stearns Securities Corp. ("Bear Stearns Securities") will act as your clearing broker to clear and carry on a fully disclosed basis, your customer margin and cash accounts, and your proprietary accounts, and you will become a correspondent of Bear Stearns Securities.

     1. (a) Bear Stearns Securities will carry such of your customer accounts as will be mutually agreed by the parties hereto: These accounts are hereinafter called the "Accounts" and the legal owners thereof are hereinafter called the "Customers."

     (b) For the purposes of the Securities Investor Protection Act and the financial responsibility rules of the Securities and Exchange Commission ("SEC"), Customers shall be deemed to be Customers of Bear Stearns Securities, as your clearing agent.

     (c) You agree that Bear Stearns Securities will be your only clearing agent and that all transactions, in any account serviced by your firm, will be cleared exclusively through Bear Stearns Securities. This provision can be modified only with the written -consent of the President of Bear Stearns Securities.

     2. (a) You shall have sole discretion to determine the amount of commission charged to your Customers' accounts cleared by Bear Stearns Securities. You agree to pay Bear Stearns Securities for its services pursuant to this Agreement, on each order executed on your behalf on a national stock exchange or over-the-counter, such amounts as set forth in Schedule A hereto.

     (b) Bear Stearns Securities agrees to pay to you monthly such commissions received by Bear Stearns Securities less any amounts due to Bear Stearns Securities under this Agreement or otherwise and any expenses or other sums to third parties paid on your behalf by Bear Stearns Securities.

     3. Bear Stearns Securities agrees to notify your Customers in writing concerning the respective obligations of the parties hereto pursuant to paragraphs 4-14 of this Agreement and any other Customer related responsibilities of the parties to this Agreement.

     4. (a) You agree to supply Bear Stearns Securities with copies of all financial information and reports filed by you with the New York Stock Exchange, Inc. (if a member), the National Association of Securities Dealers, Inc., the SEC, and any other National Securities Exchange (where a member) (including but not otherwise limited to monthly and quarterly Financial and Operational Combined Uniform Single Reports i.e., "FOCUS" Reports) simultaneously with the filing thereof. You shall submit to Bear Stearns Securities on a monthly basis or, if so requested by Bear Stearns Securities, at more frequent intervals, information and reports relating to your financial integrity, including but not otherwise limited to information regarding your aggregate indebtedness ratio and net capital.

     (b) You agree to supply Bear Stearns Securities with copies of all amendments, modifications and disclosures regarding your Form BD filed by you with the National Association of Securities Dealers, Inc. simultaneously with the filing thereof

     5. You will be responsible to Bear Stearns Securities for: (a) all payments required so that all Accounts, cash and margin, shall be at all times in compliance with Regulation T, as amended, promulgated by the Board of Governors of the Federal Reserve Board, (b) maintaining margin in each margin Account to the satisfaction of Bear Stearns Securities, (c) the payment of any unsecured debit balance in an Account, (d) until funds are credited to Bear Stearns Securities, all payment to Bear Stearns Securities on checks received by it in connection with your Accounts, (e) payment and delivery of "when issued" transactions in the Accounts, and (f) the delivery by Customers of securities in good delivery form under all applicable rules and practices. Bear Stearns Securities has sole discretion to execute buy-ins or sell-outs in any cash or margin Account whenever it determines such action appropriate regardless whether the Account complies with applicable margin maintenance requirements or has requested extension of time in which to make payment. Any request by you that Bear Stearns Securities should waive either buying-in or selling-out an Account must be in writing signed by an officer, partner or principal of your firm and you agree that if Bear Stearns Securities accedes to your request that you will indemnify and hold Bear Stearns Securities, its controlling persons, successors and assigns (such persons being the "Indemnified Parties") harmless against any loss, liability, damage, claim, cost or expense (including but not limited to fees and expenses of legal counsel) arising therefrom. Bear Stearns Securities shall have sole discretion as to any application for an extension of time for any Account to make any payment required by Regulation T.

     6. (a) Bear Stearns Securities may, at its discretion, either buy back in the "cash" market or borrow the day you are notified of option assignments affecting shares which have been tendered and cause short positions in your Accounts as of either the proration or withdrawal date. Shares purchased for cash or borrowed will not be considered part of an Account's tendered position until such shares are in Bear Stearns Securities' actual possession. Bear Stearns Securities will reduce the tender for your firm accounts and the Accounts by the size of the short or unreceived shares.

     (b) During a tender period in which there are competing and counter tender offers for a security, Bear Stearns Securities will tender only on a trade date basis the number of the shares net long in your firm account and the Accounts as of either the proration or withdrawal date.

     7. For each trade executed you agree to supply to Bear Stearns Securities on trade date all the information necessary to complete an order ticket. You further agree to comply with Bear Stearns Securities' procedures concerning your obligation to provide timely notification of any omission of, or error in, any detail of a trade or any discrepancy between the floor broker's ticket and your order ticket as transmitted to us by you with regard to any detail of a trade (collectively, "Trade Discrepancies"). For purposes of this paragraph, "timely notification" shall mean notification provided on trade date, whenever possible, but in any event by (and in no event later than) such time so as to afford Bear Stearns Securities a reasonable opportunity to resolve such trade discrepancy on your behalf prior to comparison of such trade. You hereby agree to indemnify and hold Bear Stearns Securities and the Indemnified Parties harmless from and against, and pay immediately upon demand, any loss, liability, damage, claim, cost or expense (including but not limited to fees and expenses of legal counsel) arising out of or in connection with such Trade Discrepancies or as a result of any investigation conducted in connection with such Trade Discrepancies or in the defense or settlement of any action or proceeding brought by any regulatory or self-regulatory organization arising out of or in connection with such Trade Discrepancies.

     8. (a) For each account you agree to supply to Bear Stearns Securities a new account report on such forms as Bear Stearns Securities will supply you and to supply any other documentation and information which Bear Stearns Securities may, in its sole discretion, request you to obtain from the Customer. Bear Stearns Securities agrees to provide you with copies of its Customer Agreement and such other agreements and forms necessary to enable you to document each Account.

     (b) Bear Stearns reserves the right to negotiate the terms of its Customer Agreement and other agreements required to be executed by the Customers. All changes reflected in writing on the Customer Agreement and other agreements shall be deemed accepted by you if not objected to by you in writing promptly upon your receipt of your copy thereof which should be provided to you by each Customer.

     (c) In the event requested documentation or information is not promptly received by Bear Stearns Securities, Bear Stearns Securities has the right to refuse to accept orders for such Account, to close the Account and to withhold your commissions.

     (d) You shall obtain the prior written consent of Bear Stearns Securities if you desire to extend the clearing services provided to you hereunder to another broker-dealer (a "Secondary IB") under a secondary clearing arrangement with such Secondary IB.

     9. Unless otherwise agreed to in writing by Bear Stearns Securities, Bear Stearns Securities shall issue confirmations, statements and notices directly to your Customers on Bear Stearns Securities' forms for such purpose which shall bear the following: Transactions cleared through Bear, Stearns Securities Corp., a wholly owned guaranteed subsidiary of Bear, Stearns & Co. Inc. and will send you duplicate confirmations, statements and notices.

     10. You agree that before you commence any trading in options for any Account you will have a Senior Registered Options Principal registered with either the American Stock Exchange, Inc. or the National Association of Securities Dealers, Inc.

     11. (a) This Agreement and all transactions in the Accounts, will be subject to the applicable Constitution, Rules, By-Laws, Regulations and customs of any securities market, association, exchange or clearing house where such transactions are effected or of which Bear Stearns Securities is a member, and -also to all applicable U. S. Federal and state laws and regulations, including, but not limited to, applicable anti-money laundering legal and regulatory rules and reporting and record keeping requirements. All of the foregoing are hereinafter called the "Applicable Rules."

     (b) You are solely responsible for the conduct of the Accounts, and ensuring that the transactions conducted therein are in compliance with the Applicable Rules. Such responsibility includes, but is not limited to: (i) using due diligence to learn and on a continuing basis to know the essential facts of each Customer, including verifying the address changes of each Customer, knowing all persons holding power of attorney over any Account, being familiar with each order in any Account and at all times to fully comply with Rule 405 of the New York Stock Exchange, Inc., and any interpretations thereof, and all similar Applicable Rules; (ii) selecting, investigating, training, and supervising all personnel who open, approve or authorize transactions in the Accounts; (iii) establishing written procedures for the conduct of the Accounts and ongoing review of all transactions in Accounts, and maintaining compliance and supervisory personnel adequate to implement such procedures; (iv) determining the suitability of all transactions, including option -transactions; (v) ensuring that there is a reasonable basis for all recommendations made to Customers; (vi) determining the appropriateness - of the frequency of trading in Accounts; (vii) determining the authorization and legality of each transaction in the Account; and (viii) obtaining and maintaining all documents necessary for the performance of your responsibilities under this Agreement and retaining such documents in accordance with all the Applicable Rules. You shall notify Bear Stearns Securities promptly, in writing, of the specific reports offered to you by Bear Stearns Securities as set forth in Schedule B hereto that you require to fulfill your responsibilities hereunder in accordance with NYSE Rule 382 (e)(1) and NASD Rule 3230.

     (c) You will be responsible for responding to all your Customer inquiries and complaints and you agree to promptly notify Bear Stearns Securities in writing of complaints concerning Bear Stearns Securities.

     (d) You hereby agree to indemnify and hold Bear Stearns Securities and the Indemnified Parties harmless against any loss, liability, damage, claim, cost or expense (including but not limited to fees and expenses of legal counsel) caused by you directly or indirectly as a result of your breach of any of the terms hereof You hereby agree and warrant that you will maintain appropriate brokers blanket bond insurance policies covering any and all acts of your employees, agents and partners adequate to fully protect and indemnify Bear Stearns Securities and the Indemnified Parties against any loss, liability, damage, claim, cost or expense (including but not limited to fees and expenses of legal counsel) which Bear Stearns Securities and the Indemnified Parties may suffer or incur, directly or indirectly, as a result of any act of your employees, agents or partners. This policy shall be obtained by an insurance broker of Bear Stearns Securities' choosing. Coverage shall be in an amount agreed by the parties, but in no event shall it be less than $1,000,000 per occurrence. Further this insurance shall remain in effect while Bear Stearns Securities acts as your clearance agent and will include coverage for any claims discovered or made within 90 days following the termination of any such clearing relationship. You further agree that if such a 90 day discovery feature is exercisable at your option you hereby agree, in advance, to exercise such option.

     12. Bear Stearns Securities, in the performance of its role as creditor pursuant to paragraph 14 of this Agreement, has the right, exercisable in its sole discretion, to restrict trading in the Accounts or in your proprietary or market making accounts to liquidating orders only or cash transactions only, or to prohibit certain trading strategies or trading of certain types of securities.

     13. Bear Stearns Securities, unless otherwise agreed, will supply you on each business day with copies of customer confirmations, margin status reports, money line and a daily commission detail report. Unless you notify Bear Stearns Securities within a reasonable time of all mistakes or discrepancies in the above described reports and information, Bear Stearns Securities shall be entitled to consider all the information supplied to you as correct.

     14. Bear Stearns Securities agrees to:

     (a) monitor and require your Customers to (i) make prompt payment for purchases of securities, interest and other charges, (ii) deliver securities sold and loaned, (iii) maintain money and securities in each Account as required by the Applicable Rules, and to comply with any additional requirements as Bear Stearns Securities as clearing broker, in its sole discretion, may require, upon reasonable notice to you and your Customers;

     (b) advise you of the necessity for buying in or selling out positions in Accounts for failure to comply with payment or delivery requirements and Bear Stearns Securities shall have the right in its discretion to execute buy-ins or sell-outs if you decline or fail to act;

     (c) arrange the extension of credit for margin purchases in Accounts in accordance with the Applicable Rules, and with Bear Stearns Securities' own additional requirements;

     (d) transfer securities to and from accounts;

     (e) provide custody, safekeeping and segregation of money and securities of Customers carried by Bear Stearns Securities;

     (f) arrange for the receipt and delivery of securities in exchange and tender offers, rights and warrants offerings, redemptions and other similar type transactions;

     (g) maintain all books and records as are required by the Applicable Rules governing brokers having custody of money and securities in the Accounts; and

     (h) furnish promptly any written customer complaint received by Bear Stearns Securities regarding you or any Secondary lB whose customer accounts are introduced by you to Bear Stearns Securities or your or their associated persons relating to functions and responsibilities allocated to you pursuant to this Agreement, directly to: (1) you and (2) your Designated Examining Authority (or, if none, to your appropriate regulatory agency or authority) and, by signing below, you hereby direct and authorize Bear Stearns Securities to furnish any such complaint to you and your Designated Examining Authority (or, if none, to your appropriate regulatory agency or authority).

     (i) at the commencement of this Agreement and annually thereafter, furnish you with a list of all reports (i.e., exception and other types of reports) offered to you by Bear Stearns Securities as set forth in Schedule B hereto, and provide you with such reports which you have advised Bear Stearns Securities in writing are required by you to fulfill your responsibilities hereunder in accordance with NYSE Rule 382 (e)(l) and NASD Rule 3230.

     15. Errors, misunderstandings or controversies, except those specifically otherwise covered in this Agreement, between the Accounts and you or any of your employees which shall arise out of your acts or omissions (including, without limiting the foregoing, your failure to deliver promptly to Bear Stearns Securities any instructions received by you from an Account with respect to the voting, tender or exchange of shares held in such Account) shall be your sole and exclusive responsibility. In the event that, by reason of such error, misunderstanding or controversy, you in your discretion deem it advisable to commence an action or proceeding against an Account, you shall indemnify and hold Bear Stearns Securities and the Indemnified Parties harmless from any loss, liability, damage, claim, cost or expense (including but not limited to fees and expenses of legal counsel) which Bear Stearns Securities or the Indemnified Parties may incur or sustain directly or indirectly in connection therewith or under any settlement thereof If such error, misunderstanding or controversy shall result in the bringing of any action or proceeding against Bear Stearns Securities or the Indemnified Parties, you shall indemnify and hold Bear Stearns Securities and the Indemnified Parties harmless from any loss, liability, damage, claim, cost or expense (including but not limited to fees and expenses of legal counsel) which Bear Stearns Securities or the Indemnified Parties may incur or sustain directly or indirectly in connection therewith or under any settlement thereof.

     16. Bear Stearns Securities agrees to indemnify and hold you harmless and you agree to indemnify Bear Stearns Securities and the Indemnified Parties and hold them harmless from and against any loss, liability, damage, claim, cost or expense (including but not limited to fees and expenses of legal counsel) arising out of or resulting from any failure by the indemnifying party or any of its employees to carry out fully the duties and responsibilities assigned to such herein or any breach of any representation, warranty or covenant herein by such party under this Agreement. You hereby agree to indemnify and hold Bear Stearns Securities and the Indemnified Parties harmless from and against any loss, liability, damage, claim, cost or expense (including but not limited to fees and expenses of legal counsel) sustained or incurred in connection herewith in the event any Account fails to meet any initial margin call or maintenance call.

     17. You represent, warrant and covenant to Bear Stearns Securities as follows:

     (a) You will maintain at all times while this agreement is in full force and effect net capital equal to the greater of the amount required by the SEC net capital rules applicable to a correspondent introducing broker or $150,000 unless Bear Stearns Securities has otherwise agreed in writing. You will immediately notify Bear Stearns Securities when (1) your ratio of aggregate indebtedness to net capital reaches or exceeds 10 to 1 or (2) if you have elected to operate under paragraph (a)(1)(ii) of Rule 15c3-l of the Securities Exchange Act of 1934, as amended, when your net capital is less than the greater of $150,000 or 5% of aggregate debit items computed in accordance with Rule l5c3-3.

     (b) You are a member in good standing of the National Association of Securities Dealers, Inc., or if you have applied for membership of the National Association of Securities Dealers, Inc. you agree to furnish Bear Stearns Securities upon your receipt thereof, with the National Association of Securities Dealers, Inc.'s notification to you concerning the result of your membership application and if your membership application is refused for any reason whatsoever, Bear Stearns- Securities has the right to forthwith terminate this agreement. You are a member in good standing of every national securities exchange or other securities association of which you are a member and you agree to promptly notify Bear Stearns Securities of any additional exchange memberships or affiliations. You shall also comply with whatever non-member access rules have been promulgated by any national securities exchange or any other securities exchange of which you are not a member.

     (c) You are and during the term of this Agreement will remain duly registered or licensed and in good standing as a broker/dealer under the Applicable Rules.

     (d) You have all the requisite authority in conformity with all Applicable Rules to enter into this Agreement and to retain the services of Bear Stearns Securities in accordance with the terms hereof and you have taken all necessary action to authorize the execution of this Agreement and the performance of the obligations hereunder.

     (e) You are in compliance, and during the term of this Agreement will remain in compliance with (1) the capital and financial reporting requirements of every national securities exchange or other securities exchange and/or securities association of which you are a member, (2) the capital requirements of the SEC, and (3) the capital requirements of every state in which you are licensed as a broker/dealer.

     (f) Unless otherwise agreed to in writing by Bear Stearns Securities, you shall not generate any statements, billings or confirmations representing any Account.

     (g) You shall keep confidential any information you may acquire as a result of this Agreement regarding the business and affairs of Bear Stearns Securities, which requirements shall survive the term of this Agreement.

     (h) You shall have entered into a dealer agreement with each and every mutual fund or other investment company whose shares are sold to Customer Accounts.

     (i) You hereby agree and acknowledge that you are obligated to comply with the anti-money laundering legal and regulatory rules and reporting and record keeping requirements, including, but not limited to, the following:

     (i) The Bank Secrecy Act, which now requires, or which may in the future require among other things:

     (A) reports of any transaction over $10,000 in currency, including multiple transactions occurring during the course of the same day, on a Currency Transaction Report, Form 4789 ("CTR");

     (B) reports of any transportation of more than $10,000 in currency or monetary instruments into or outside of the United States, on a Report of International Transportation of Currency or Monetary Instruments, Form 4790 ("CMIR");

     (C) reports of any suspicious activity, on a Suspicious Activity Report ("SAR");

     (D) a system for monitoring and identifying suspicious activity including procedures for determining the customer's identity and the source of the customer's funds;

     (E) record keeping, including, but not limited to, collection and maintenance of records regarding funds transfers of $3,000 or more and the transmission of certain information with such funds transfers; and

     (F) any future regulations which may be imposed on an introducing broker involving the obligation to know its customers and monitor for and identify suspicious activity.

     (ii) SEC Rule 1 7a-8 relating to "Financial record keeping and reporting of currency and foreign transactions" (17 C.F.R. ss. 240.17a-8).

     (iii) Rules of the self-regulatory organizations relating to currency reporting, suspicious activity reporting and related record keeping requirements.

     (iv) Applicable state reporting and record keeping requirements with regard to certain currency transactions, transportation of currency or monetary instruments, or reports of suspicious activity.

     (v) Federal, state, and international criminal and civil prohibitions against money laundering.

     (vi) The federal regulations and Executive orders imposed by the U.S Treasury Department's Office of Foreign Assets Control ("OFAC") which prohibit, among other things, the engagement in transactions with and the provision of services to certain embargoed foreign countries and specially designated nationals, specially designated narcotics traffickers and other blocked parties.

     You further agree, to the extent permissible by Applicable Rules, at the time of filing of such report or other communication, or at such time as requested by Bear Stearns Securities, you will provide Bear Stearns Securities with copies of all reports or other communications with regard to the Introduced Accounts filed with the U.S. Treasury Department or any regulatory body or organization relating to the reporting of currency transactions, the transfer of currency or monetary instruments into or outside of the United States and suspicious activity, including, but not limited to, CTRs, CMIRs and SARs.

     Bear Stearns Securities reserves the right to make and file such reports where it deems it -appropriate for its own protection; an the Correspondent recognizes that when Bear Stearns Securities does so, Bear Stearns Securities does not thereby assume any responsibility for such services and/or relieve you of any responsibility for such services. Furthermore, to the extent that Bear Stearns Securities is required to prepare or file any reports or records by any entity that regulates it, you shall cooperate in providing Bear Stearns Securities with any information needed in order to prepare such reports or records.

     18. Bear Stearns Securities represents, warrants and covenants to you as follows:

     (a) Bear Stearns Securities is a member in good standing of the National Association of Securities Dealers, Inc., and principal exchanges.

     (b) Bear Stearns Securities is and during the term of this Agreement will remain duly licensed and in good standing as a broker/dealer under the Applicable Rules.

     (c) Bear Stearns Securities has all the requisite authority, in conformity with all Applicable Rules to enter into and perform this Agreement and has taken all necessary action to authorize the execution of this Agreement and the performance of the obligations hereunder.

     (d) Bear Stearns Securities is in compliance, and during the term of this Agreement will remain in compliance with (1) the capital and financial reporting requirements of every national securities exchange and/or other securities exchange or association of which it is a member, (2) the capital requirements of the SEC, and (3) the capital requirements of every state in which it is licensed as a broker/dealer.

     (e) Bear Stearns Securities represents and warrants that the names and addresses of your customers which have or which may come to its attention in connection with the clearing and related functions it has assumed under this Agreement are confidential and shall not be utilized by Bear Stearns Securities except in connection with the functions performed by Bear Stearns Securities pursuant to this Agreement. Notwithstanding the foregoing, should an Account request, on an unsolicited basis, that Bear Stearns Securities become its broker, acceptance of such Account by Bear Stearns Securities shall in no way violate this representation and warranty, nor result in a breach of this Agreement.

     (f) Bear Stearns Securities shall keep confidential any information it may acquire as a result of this Agreement regarding your business and affairs, which requirement shall survive the life of this Agreement.

     (g) Bear Stearns Securities shall, on an annual basis (within 30 days of July 1 of each year) provide written notice to your chief executive and compliance officers with a copy to your Designated Examining Authority (or, if none, to your appropriate regulatory agency or authority), indicating as of the date of such notice, the list of reports offered to you hereunder and pursuant to NYSE Rule 382 (e) (1) and NASD Rule 3230, and specifying those reports which have actually been requested by and/or supplied to you as of such date.

     19. Notwithstanding any provision in this Agreement, the following events or occurrences shall constitute an Event of Default under this Agreement:

     (i) either party hereto shall fail to perform or observe any term, covenant or condition to be performed hereunder and such failure shall continue to be unremedied for a period of 30 days after written notice from the non-defaulting party to the defaulting party specifying the failure and demanding that the same be remedied; or

     (ii) any representation or warranty made by either party shall prove to be incorrect at any time in any material respect; or

     (iii) a receiver, liquidator or trustee of either party hereto or of any property held by either party, is appointed by court order and such order remains in effect for more than 30 days; or either party is adjudicated bankrupt or insolvent; or any property of either party is sequestered by court order and such order remains in effect for more than 30 days; or a petition is filed against either party under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 30 days after such filing; or

     (iv) either party hereto files a petition in voluntary bankruptcy or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or

     (v) either party hereto makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of either party, or of any property held by either party.

     Upon the occurrence of any such Event of Default, the non-defaulting party may, at its option, by notice to the defaulting party declare that this Agreement shall be thereby terminated and such termination shall be effective as of the date such notice has been communicated to the defaulting party. Upon the occurrence by you of an Event of Default pursuant to paragraphs (iii), (iv), or
(v) above, Bear Stearns Securities shall be entitled to, upon the consent of the Customer, to accept instructions directly from the Customer and to transfer the Account directly to Bear Stearns Securities.

     20. (a) In the event you execute your own orders and give Bear Stearns Securities' name to the other broker for clearance and settlement, you agree that you will only execute bona fide orders or request free delivery of cash or securities where you have reasonable grounds to believe that the account and the other broker have the financial capability to complete the transaction. Bear Stearns Securities reserves the right at any time to place a limit (of either dollars or number of securities) on the size of transactions that Bear Stearns Securities in these circumstances will accept for clearance. If after you have received notice of such limitation you execute an order in excess of the limit established by Bear Stearns Securities, Bear Stearns Securities shall have the right to notify the other party and other broker that it will not accept the transaction for clearance and settlement. In the event any claim is asserted against Bear Stearns Securities or the Indemnified Parties by the other broker because of such action by Bear Stearns Securities, you agree to indemnify and hold Bear Stearns Securities and the Indemnified Parties harmless from any loss, liability, damage, cost or expense (including but not limited to fees and expenses of legal counsel) arising directly or indirectly therefrom.

     (b) In the event you execute orders away from Bear Stearns Securities, Bear Stearns Securities will on a best efforts basis attempt to clear the transaction within a reasonable period and utilize the same procedures it utilizes when clearing transactions on behalf of other firms clearing through Bear Stearns Securities. If either you or the other broker for any reason whatsoever fail to settle the transaction, you will be solely liable to Bear Stearns Securities for any and all loss, including expenses, caused thereby and Bear Stearns Securities shall have no liability to you whatsoever in any such circumstance. You further agree to take all appropriate capital charges on your books arising out of or incurred in connection with your executing orders away from Bear Stearns Securities.

     21. In the event you request that Bear Stearns Securities provide prime brokerage services to your Customers when you act as the executing broker, as such term is defined in a certain no-action letter issued by the SEC on January 25, 1994 regarding prime brokerage, Bear Stearns Securities acts as your clearing agent, and the prime broker settles such transactions and carries the positions for the Customer:

     (a) You hereby agree as follows:

     (i) You will notify Bear Stearns Securities with respect to each Customer Account for which you intend to act as an executing broker in a prime brokerage arrangement.

     (ii) You will be solely responsible for the conduct of the Customer's Account, including but not limited to, the responsibilities to know your Customer, determine the suitability of all transactions, obtain all proper documentation (including all new account documents), and conduct your own credit review of the Customer.

     (iii) Prior to effecting a short sale, you shall be responsible for verifying with Bear Stearns Securities to ensure that all orders effected by you will comply with all applicable short sale provisions in the Applicable Rules, including but not limited to SEC Rule 10a-1 and NYSE Rule 440A, and you will be responsible for verifying that securities can be borrowed in order to effect a timely delivery against each short sale.

     (iv) In the event of any execution error or trade discrepancy between a trade as executed and a trade as recorded in the Customer's Account with the prime broker, you shall be responsible for correcting such error or resolving such discrepancy with Bear Stearns Securities or your customer by such time as Bear Stearns Securities deems appropriate on the next business day after trade date. You shall be liable to Bear Stearns Securities for any and all losses, including expenses caused thereby, and Bear Stearns Securities shall have no liability to you whatsoever in any circumstance. You agree to indemnify and hold Bear Stearns Securities harmless from and against and pay promptly on demand any loss, liability, damage, claim, cost or expense (including but not limited to fees and expenses of counsel) arising out of or incurred in connection with such discrepancy or error.

     (v) You shall retain in your possession copies of all agreements that are necessary to enable you to execute prime brokerage trades and, except to the extent undertaken by Bear Stearns Securities in this Agreement, you shall preserve all records relating to such trades, as required of an executing broker by the Applicable Rules and any SEC no-action letters pertaining to prime brokerage arrangements (collectively, "Prime Brokerage No-Action Letters").

     (b) Bear Stearns Securities hereby agrees as follows:

     (i) Bear Stearns Securities will, on your behalf and pursuant to your instructions, inform the prime broker of all trade data, including but not limited to the contract amount, security involved, number of shares or number of units, and whether the transaction was a long or short sale or a purchase, by the morning of the next business day after trade date.

     (ii) Bear Stearns Securities will treat the Customer as its own customer and record the transactions in a cash or margin account at Bear Stearns Securities. Bear Stearns Securities shall treat all disaffirmed and DK'd trades as normal customer transactions. If the disaffirmed or DK'd trade is a short sale, we shall treat the transaction as if it had been executed in a customer margin account.

     (iii) Bear Stearns Securities shall be responsible for issuing confirmations directly to the Customer for each trade executed by you at Bear Stearns Securities unless Bear Stearns Securities receives written instructions from the Customer explicitly requesting that the confirmations be sent to the Customer in care of its prime broker, in which case Bear Stearns Securities will send the confirmations to such Customer in care of the prime broker. In the event a trade is disaffirmed or DK'd, Bear Stearns Securities will promptly send a confirmation of the transaction to the customer in the manner described above.

     (iv) If a Customer Account introduced by you to Bear Stearns Securities is managed by an investment advisor, each confirmation may cover a single bulk trade representing transactions that have been combined with those of other accounts of such investment advisor.

     (c) You hereby represent and covenant that you have entered into all agreements concerning the prime broker arrangement that are required by the Applicable Rules and Prime Brokerage No-Action Letters to enable you to execute prime brokerage trades.

     (d) Bear Stearns Securities hereby represents and covenants that Bear Stearns Securities has and at all times during the term of this Agreement shall maintain the minimum net capital required by the Applicable Rules and Prime Brokerage No-Action Letters.

     (e) In the event of a conflict between this paragraph 21 and any other provision of this Agreement, this paragraph shall supercede the conflicting provision only in respect of the provision of prime brokerage services and only to the extent of the conflict.

     22. (a) In order to enable you to continue to treat the assets in your proprietary account held at Bear Stearns Securities as allowable assets in your net capital computation after June 1, 1999, pursuant to the SEC No-Action Letter (the "PAIB No-Action Letter"), dated November 3, 1998, relating to the net capital treatment of assets in proprietary accounts of introducing brokers ("PAIB"), Bear Stearns Securities hereby agrees to perform a computation for PAIB assets for the proprietary accounts of all of its introducing brokers and to maintain a separate special PAIB reserve account in accordance with the customer reserve computation set forth in SEC Rule I 5c3-3 and the modifications and exclusions thereto as set forth in the PAIB No-Action Letter.

     (b) You hereby represent that you are neither a guaranteed subsidiary of a clearing broker nor a guarantor of a clearing broker and you agree to notify Bear Stearns Securities immediately in the event of any change as to the accuracy of this representation.

     (c) You hereby agree to notify your Designated Examining Authority in writing within two days of the execution of this Agreement that you have entered into a PAIB Agreement with Bear Stearns Securities.

     23. (a) Bear Stearns Securities shall limit its services pursuant to the terms of this Agreement to that of clearing functions and the related services expressly set forth herein. Neither this Agreement nor any operation hereunder shall create a general or limited partnership, association or joint venture or agency relationship between you and Bear Stearns Securities.

     (b) You shall not, without the prior written approval of Bear Stearns Securities, place any advertisement in any newspaper, publication, periodical or any other medium including, but not limited to, electronic communications media such as, by way of example, the Internet, if such advertisement in any manner makes reference to Bear Stearns Securities or to the clearing arrangements arid the services embodied in this Agreement.

     (c) Should you in any way hold yourself out as, advertise or represent that you are the agent of Bear Stearns Securities, Bear Stearns Securities shall have the power, at its option, to terminate this Agreement and you shall be liable for any loss, liability, damage, claim, cost or expense (including but not limited to fees and expenses of legal counsel) sustained or incurred by Bear Stearns Securities as a result of such a representation of agency or apparent authority to act as an agent of Bear Stearns Securities or agency by estoppel. Notwithstanding the provisions of paragraph 28 below that any dispute or controversy between the parties relating to or arising out of this Agreement shall be referred to and settled by arbitration, in connection with any breach by you of this paragraph 23, Bear Stearns Securities may, at any time prior to the initial arbitration hearing pertaining to such dispute or controversy, seek by application to the United States District Court for the Southern District of New York or the Supreme Court of the State of New York for the County of New York any such temporary or provisional relief or remedy ("provisional remedy") provided for by the laws of the United States of America or the laws of the State of New York as would be available in an action based upon such dispute or controversy in the absence of an agreement to arbitrate. The parties acknowledge and agree that it is their intention to have any such application for a provisional remedy decided by the Court to which it is made and that such application shall not be referred to or settled by arbitration. No such application to either said Court for a provisional remedy, nor any act or conduct by either party in furtherance of or in opposition to such application, shall constitute a relinquishment or waiver of any right to have the underlying dispute or controversy with paragraph 28 below.

     24. You agree that Bear Stearns Securities shall have a lien upon and security interest in all your property, including but not limited to securities, commodity futures, contracts, commercial paper, monies and any after acquired property held by it in your trading or commission accounts as security for the repayment of your obligations and liabilities to Bear Stearns Securities. You further agree that Bear Stearns Securities may debit any cash balance in your account or accounts and/or liquidate any securities or commodities held in your account and credit the proceeds to its account in an amount necessary to satisfy such obligations. This provision shall survive the termination of this Agreement, thereby extending the right to any lien and security interest for the duration of any account conversion period and until such time as, in the sole discretion of Bear Stearns Securities, security for the repayment of your obligations is no longer required.

     25. The enumeration herein of specific remedies shall not be exclusive of any other remedies. Any delay or failure by any party to this Agreement to exercise any right herein contained, now or hereafter existing under the Applicable Rules shall not be construed to be a waiver of such right, or to limit the exercise of such right. No single, partial or other exercise of any such right shall preclude the further exercise thereof or the exercise of any other right.

     26. This Agreement shall be submitted to and approved by the New York Stock Exchange, Inc., or other regulatory and self-regulatory bodies vested with the authority to review and approve this Agreement or any amendment or modifications hereto. In the event of disapproval, the parties hereto agree to bargain in good faith to achieve the requisite approval.

     27. (a) This Agreement supersedes all other agreements between the parties with respect to the transactions contemplated herein. This Agreement may not be amended except by a writing signed by both parties hereto and may be terminated upon thirty (30) days written notice to the other party. Bear Stearns Securities agrees that it will send to you copies of all written notices sent to customers. Notices to you shall be sent to:

                              Triad Financial, Inc.
                               390 North Broadway
                                Jericho, NY 11753

     Notices to Bear Stearns Securities shall be sent to the President of Bear, Stearns Securities Corp., 245 Park Avenue, New York, N.Y. 10167, with a copy to the Chief Legal Officer of Bear Stearns Securities. Termination shall not affect any of the rights and liabilities of the parties hereto incurred before the date of receipt of such notice of termination.

     (b) This Agreement shall be binding upon and inure to the benefit of the respective successors of the parties. Neither party may assign any of its rights or obligations hereunder without the prior written consent of the other party.

     28. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (b) All disputes and controversies relating to or in any way arising out of this Agreement shall be settled by arbitration before and under the rules and auspices of the New York Stock Exchange, Inc., unless the transaction which gives rise to such dispute or controversy is effected in another United States market which provides arbitration facilities, in which case it shall be settled by arbitration under such facilities.

     29. Bear Stearns Securities shall not be liable for any losses caused directly or indirectly by any inability of Bear Stearns Securities to perform occasioned by suspension of trading, wars, civil disturbances, strikes, natural calamities, labor or material shortages, government restrictions, acts or omissions of exchanges, specialists, markets, clearance organizations or information providers, delays in mails, delays or inaccuracies in the transmission of orders or information, governmental, exchange or self-regulatory organization laws, rules or actions, or any other causes beyond Bear Stearns Securities' control, or for any consequential, incidental, punitive, special or indirect damages, economic loss or lost profits, even if Bear Stearns Securities -has been advised of the possibility of such damages or loss.


     Please evidence your agreement to the foregoing by executing and delivering to Bear Stearns Securities the enclosed copy hereof, whereupon you and Bear Stearns Securities shall have entered into this Agreement.

                         Very truly yours,

                         BEAR STEARNS SECURITIES CORP.

                         By:/s/
                            --------------------------
                            Name:
                            Title:

                           Date: 7/11/01
                                 -------



ACCEPTED AND AGREED TO:


/s/
---------------------
Name of Correspondent


By:/s/
   -----------------------------------------
     Name of Authorized Signatory

Title:
      --------------------------------------




            Supplement to Agreement for Securities Clearance Services


                      Options Procedures for Correspondents

     It is each Correspondent's responsibility to have each account in which it effects listed option transactions approved by its own ROP, and to ensure (1) that each account carried on its books has received an appropriate Options Risk Disclosure Document no later than the first day an option transaction is effected in the account, (2) that it obtains a signed "Correspondent's Customer Option Agreement" (Form No. 3000-96-350) within fifteen business days of the first trade. Both Bear Stearns Securities and each Correspondent have overlapping responsibilities concerning option trading.

     In order for a Correspondent to meet its responsibilities, it must have sufficient information in its files to comply with the rules of the option exchanges concerning the opening of accounts and the suitability of the recommended transaction. Each Correspondent is required to send to each of its accounts the option risks disclosure document titled "Understanding the Risks and Uses of Listed Options" and a combined Option Agreement/New Account Form for the customer's signature. Where applicable, the Correspondent must also send the appropriate supplementary risk disclosure documents and option agreements for index, currency, or debt options.

     In order that Bear Stearns Securities be assured that the foregoing has been accomplished, you must provide Bear Stearns Securities with a copy of the "Correspondent's Customer's Option Approval Form" (Form No. 2000-70-1782-4/83) (or the form currently in effect at the time of the initial transaction) within fifteen days of the first option trade. Bear Stearns Securities will withhold from that Correspondent its share of the commissions generated on those option accounts for which Bear Stearns Securities has not received the option approval form within the required time. Bear Stearns Securities will only remit the retained commissions upon timely receipt of the correct documentation and if the necessary papers continue to be received late from that Correspondent, Bear Stearns Securities will not recredit that Correspondent with retained commissions.



January 17, 2001

                       SCHEDULE A / TRIAD FINANCIAL, INC.


AGENCY BUSINESS - EQUITIES

Bear Stearns will retain **[Confidential treatment requested for a portion of this Schedule]**

BEAR STEARNS EXECUTIONS

Listed orders entered on our terminal will be billed as follows:

         Market Orders (up to 30,099 shares): **[Confidential treatment requested for a portion of this Schedule]**

         Limit Orders (up to 99,099
          shares):

          Execution under 5 minutes = **[Confidential treatment requested for a portion of this Schedule]**

          Execution over 5 minutes =**[Confidential treatment requested for a portion of this Schedule]**

          Shorts = **[Confidential treatment requested for a portion of this Schedule]**

All other executions on a listed exchange will be billed at **[Confidential treatment requested for a portion of this Schedule]**.


OPTIONS
PRICE PER CONTRACT                             BEAR STEARNS RETENTION PER TICKET

      **[Confidential treatment requested for a portion of this Schedule]**


**Contract rates may change as a result of an increase in OCC or Exchange fees.

PRINCIPAL CROSS TRADES IN YOUR TRADING ACCOUNT - (MARKET MAKING)

Equities (OTC) - **[Confidential treatment requested for a portion of this Schedule]**

Bonds - **[Confidential treatment requested for a portion of this Schedule]**

If you intend to become a market maker, you must notify Bear Stearns before any transactions are done.

No margin is permitted in your trading account unless approved in writing by Bear Stearns.

**[Confidential treatment requested for a portion of this Schedule]**


FIRM INVESTMENT TRADES

Listed & OTC Equities - **[Confidential treatment requested for a portion of this Schedule]**

Options - Same as your Option Matrix.

Bonds - **[Confidential treatment requested for a portion of this Schedule]**

BONDS ON AN EXCHANGE

**[Confidential treatment requested for a portion of this Schedule]**

OTC, MUNICIPAL AND GOVERNMENT BONDS - AGENCY BASIS

**[Confidential treatment requested for a portion of this Schedule]**

SYNDICATE

Where the introducing firm is a member of a selling group:

Stocks - **[Confidential treatment requested for a portion of this Schedule]** Bonds - **[Confidential treatment requested for a portion of this Schedule]**

Where the introducing firm causes Bear Stearns to be designated, ____% **[Confidential treatment requested for a portion of this Schedule]** of the gross credit will be retained.

Where Bear Stearns is a member of a selling group or is an underwriter and you participate through Bear Stearns, Bear Stearns shall retain ___% **[Confidential treatment requested for a portion of this Schedule]** of the sales credit.

We will not clear any "Best Efforts" Syndicates.

You are required to advise the Clearance Department before entering into any syndicate participation.

GROSS CREDITS - BEAR STEARNS (Trades Bought From Or Sold To A Bear Stearns Trading Account)

Stocks - **[Confidential treatment requested for a portion of this Schedule]**

Convertible Bonds - Bear Stearns will retain ____% **[Confidential treatment requested for a portion of this Schedule]** of the gross commissions with a minimum ticket charge of $___ **[Confidential treatment requested for a portion of this Schedule]**.

Mortgage Backed or Mortgage Related Transactions - Bear Stearns will retain **[Confidential treatment requested for a portion of this Schedule]**

All Other Fixed Income Transactions (including Corporate Bonds, Municipal Bonds, Government Bonds, Government Agency Bonds, and Preferred Stocks) - Bear Stearns will retain **[Confidential treatment requested for a portion of this Schedule]**

MUTUAL FUNDS

**[Confidential treatment requested for a portion of this Schedule]**

TENDER & SOLICITATION FEES

**[Confidential treatment requested for a portion of this Schedule]**

SUBSTITUTION TRANSACTIONS / PRIME BROKER

**[Confidential treatment requested for a portion of this Schedule]**

AVERAGE PRICE TRADES

**[Confidential treatment requested for a portion of this Schedule]**

INTEREST RATES

     CUSTOMER

         Debit Interest

         Customer accounts will be charged interest at a rate of ____% **[Confidential treatment requested for a portion of this Schedule]** above the prevailing Bear Stearns brokers call rate. (Rate reductions, for qualified accounts, may be made by writing to Correspondent Clearing).

         Bear Stearns shall have the right to charge interest on unpaid balances in cash accounts at ____% **[Confidential treatment requested for a portion of this Schedule]** over the prevailing Bear Stearns brokers call rate until such time as the customer settles the transaction.

**[Confidential treatment requested for a portion of this Schedule]**

         Credit Interest

         Customer accounts will receive interest at the Bear Stearns credit interest rate **[Confidential treatment requested for a portion of this Schedule]**.

         The cost of financing settled cash account debits will be applied to your portion of interest sharing.

FIRM

         Debits - **[Confidential treatment requested for a portion of this Schedule]** Credits - **[Confidential treatment requested for a portion of this Schedule]**

MONEY MARKET REBATES

         A rebate will be given to your firm based upon your Money Market balances as follows: **[Confidential treatment requested for a portion of this Schedule]**

TRANSACTION VALUE FEES - REGIONALS

If your firm executes a regional transaction (i.e. Midwest, Phila, Etc.) away from Bear Stearns, you will be billed the appropriate transaction fees.

EUROCLEAR AND OTHER OVERSEAS SETTLING TRANSACTIONS*

          Agency Basis:

          Customer  transaction:   **[Confidential  treatment  requested  for  a
          portion of this Schedule]**

          Institutional DVP transaction: **[Confidential treatment requested for a portion of this Schedule]**

          Principal Cross Trades into and out of your Trading Account:

          Dealer transaction: **[Confidential treatment requested for a portion of this Schedule]** Retail transaction: **[Confidential treatment requested for a portion of this Schedule]** Institutional DVP transaction: **[Confidential treatment requested for a portion of this Schedule]**

          Gross Credits - Bear Stearns (Trades Bought from or Sold to a Bear Stearns Trading Account):

          Customer  transaction:   **[Confidential  treatment  requested  for  a
          portion   of   this   Schedule]**   Institutional   DVP   transaction:
          **[Confidential treatment requested for a portion of this Schedule]**

DVP TRANSACTIONS - DK INTEREST

Bear Stearns shall have the right to charge interest on delivery versus payment transactions which are DK'd because the client or its agent does not have proper instructions.


U.S. TREASURY FEES

Subscriptions - **[Confidential treatment requested for a portion of this Schedule]**

Your firm is responsible for assuring compliance with all Treasury requirements when submitting competitive and non-competitive tenders for Treasury auctions.

PROCESSING FEE

On non COD transactions, there is a $______ **[Confidential treatment requested for a portion of this Schedule]** per order service fee that will be deducted on your customer confirmation. You may elect to impose a higher charge with any excess over our $_______ **[Confidential treatment requested for a portion of this Schedule]** going to your firm.

CUSTOMER EXTENSIONS

Bear Stearns retains the right, exercisable in its sole discretion, to charge for customer extensions if in the opinion of Bear Stearns we feel these requests for extensions are excessive. In the event that Bear Stearns determines to impose an extension charge upon you, you will be notified accordingly.

MINIMUM MONTHLY CLEARANCE CHARGES

**[Confidential treatment requested for a portion of this Schedule]**

The fee schedule and all other business and financial terms set forth in this Schedule A, and as it may be amended or modified from time to time, to the Agreement for Securities Clearance Services (the "Clearance Agreement") are, and shall remain, confidential. Such modification may be required in consideration of the particular risk or complexity of certain specific transactions. By signing the Clearance Agreement, you hereby agree not to divulge any such terms set forth in Schedule A.



               Approved: /s/
                        -------------------
                        Bear Stearns Securities Corp.


               Approved: /s/
                        -------------------
                        Triad Financial, Inc.


Dated:
      ---------------------